EXHIBIT 10.2

Dated as of March 15, 2006

Stoneleigh Partners Acquisition Corp.
555 Fifth Avenue
New York, New York 10017

HCFP/Brenner Securities LLC
888 Seventh Avenue, 17th Floor
New York, New York 10106

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned officer, director and security holder of Stoneleigh Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will take all reasonable actions within his power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the shares of Class B common stock sold in the Company’s IPO, (ii) to cause the Company to dissolve as soon as reasonably practicable and (iii) vote his shares in favor of any plan of dissolution and distribution recommended by the Company's board of directors. In addition, if a proxy statement seeking the approval of the Company’s Class B stockholders for a business combination has not been filed prior to 22 months from the date of the completion of the IPO, the undersigned shall, as a member of the board of directors, prior to such date, cause the board to convene, adopt and recommend to the Company’s Class B stockholders and common stockholders, voting as a class, a plan of dissolution and distribution, and on such date cause the Company to file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a single class, for such plan. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of the IPO, but such business combination has not been completed, the undersigned shall, as a member of the Company’s board of directors, promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to the Company’s Class B stockholders and common stockholders, a plan of dissolution and distribution. In the event that the Company does not consummate a business combination and must dissolve, liquidate and distribute to its Class B stockholders the amount in the Trust Fund (including any accrued interest), and liquidate and distribute to its common stockholders any remaining net assets, and if the Company’s funds outside of the Trust Fund are insufficient to complete such dissolution, liquidation and distribution of the Trust Fund, the undersigned agrees to advance such funds necessary to complete such liquidation, dissolution and distribution of the Trust Fund (currently anticipated to be no more than approximately $50,000 to $75,000) and agrees not to seek repayment for such expenses. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Securities (each a "Claim") and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or contracted for or products sold, or by any target business, only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind in or to any amounts held in the Trust Fund, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

Stoneleigh Partners Acquisition Corp.
HCFP/Brenner Securities LLC
March 15, 2006

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination; provided that commencing on the Effective Date, PLM International Inc. (“Related Party”), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to sell any of his Insider Securities until the Company's completion of a Business Combination.

7. The undersigned agrees to be the Chairman of the Board, Chief Executive Officer and Assistant Secretary of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

Stoneleigh Partners Acquisition Corp.
HCFP/Brenner Securities LLC
March 15, 2006

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Chairman of the Board, Chief Executive Officer and Assistant Secretary of the Company.

9. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. Brenner shall only use such Information for the limited purpose of reviewing the history and background of the undersigned in connection with his position as an officer, director or securityholder of the Company and shall keep such Information confidential and shall use its best efforts to cause any of its employees and other authorized persons, who have access to such Information, to observe the same restrictions described herein.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company's prospectus relating to the IPO.

Gary D. Engle
Print Name of Insider

/s/ Gary D. Engle

Signature

EXHIBIT A

Gary D. Engle has been our Chief Executive Officer and Chairman since our inception. From December 1994 until December 2005, Mr. Engle served as President, Chief Executive Officer and controlling shareholder of Equis Corporation. Through Equis and other affiliates, Mr. Engle owned and operated a variety of equipment finance, leasing and real estate companies. Equis and its affiliates have managed in excess of $1 billion of real estate assets and equipment leasing assets, have structured and financed more than $2 billion in lease financing transactions and remarketed over $1 billion in equipment. Since February 2001, Mr. Engle has been a director of PLM International Inc., a transportation company that leases marine containers, shipping vessels, commercial aircraft and other assets. PLM sold its rail leasing assets to CIT Group in August 2005 and its marine, aviation and other leasing businesses to an affiliate of AMA Capital Partners in November 2005. Since August 2003, Mr. Engle has served as a member of the executive committee of CBI Acquisition, LLC, the holding company of Caneel Bay, a luxury resort on the island of St. John, U.S.V.I. Since May 2000, Mr. Engle has served on the Board of Managers of DSC/Purgatory, LLC and, since 1999, he has served on the Board of Managers of Mountain Springs Kirkwood, LLC. DSC and Mountain Springs own and operate ski resorts in the western United States. Since March 2000, Mr. Engle has been a member of the Board of Managers of Echelon Development Holdings, LLC, a Florida-based commercial and residential real estate development company. Since 1997, Mr. Engle has been the Chairman and Chief Executive Officer of Semele Group Inc., which serves as a holding company for a number of investments and is a joint venture partner in Rancho Malibu, a 264-acre residential development in Malibu, California. Semele Group also owns the general partner of Kettle Valley, a 1,012 unit residential development in Kelowna, British Columbia. From 1987 to 1994, Mr. Engle was a principal of Cobb Partners Development Inc., a mortgage trading and real estate company which he co-founded in 1987. From 1980 to 1987, Mr. Engle served in various capacities with Arvida Disney Company, a large-scale community real estate company owned by The Walt Disney Company, including Senior Vice President from April 1980 to 1987; Chief Financial Officer and Senior Vice President - Acquisitions from May 1984 to 1987; and Chief Executive Officer of Arvida Disney Financial Services from May 1984 to 1987. Mr. Engle was a founding Director of Disney Development, the real estate development division of The Walt Disney Company. Mr. Engle received a B.S. from the University of Massachusetts (Amherst) and an M.B.A. from Harvard University.

EXHIBIT B

Intentionally Omitted